                                                                      EXHIBIT 12

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                 (IN THOUSANDS)

                                                                                  YEAR ENDED DECEMBER 31,
                                                                       ---------------------------------------------
                                                                         1994       1995        1996        1997
                                                                       ---------  ---------  ----------  -----------
                                                                         BAHT       BAHT        BAHT        BAHT
Thai GAAP:
  Net loss...........................................................     --         --          --       (1,294,542)
  Add fixed charges, excluding amounts capitalized...................     --         --          --          --
                                                                       ---------  ---------  ----------  -----------
  Adjusted loss......................................................     --         --          --       (1,294,542)
                                                                       ---------  ---------  ----------  -----------
                                                                       ---------  ---------  ----------  -----------

Fixed Charges:
  Interest capitalized...............................................     --          2,409      86,094    1,085,790
  Interest portion of rentals capitalized(1).........................     --         --              58          108
  Interest portion of rentals expensed(1)............................     --         --          --          --
  Amortization of debt issuance costs................................     --         --          --          --
                                                                       ---------  ---------  ----------  -----------
    Total fixed charges..............................................     --          2,409      86,152    1,085,898
                                                                       ---------  ---------  ----------  -----------
                                                                       ---------  ---------  ----------  -----------
Deficiency of earnings to fixed charges..............................     --          2,409      86,152    2,380,440
                                                                       ---------  ---------  ----------  -----------
                                                                       ---------  ---------  ----------  -----------

U.S. GAAP:
  Net earnings (loss)................................................                35,985    (166,494)  (8,762,598)
  Add fixed charges, excluding amounts capitalized...................                --           7,256        7,306
                                                                                  ---------  ----------  -----------
  Adjusted earnings (loss)...........................................                35,985    (159,238)  (8,755,292)
                                                                                  ---------  ----------  -----------
                                                                                  ---------  ----------  -----------

Fixed charges:
  Interest capitalized...............................................                 2,409      86,094    1,085,790
  Interest portion of rentals capitalized(1).........................                --          --          --
  Interest portion of rentals expensed(1)............................                --              58          108
  Amortization of debt issuance costs................................                --           7,198        7,198
                                                                                  ---------  ----------  -----------
    Total fixed charges..............................................                 2,409      93,350    1,093,096
                                                                                  ---------  ----------  -----------
                                                                                  ---------  ----------  -----------
Ratio of earnings to fixed charges...................................                  14.9      --          --
                                                                                  ---------  ----------  -----------
                                                                                  ---------  ----------  -----------
Deficiency of earnings to fixed charges..............................                --         252,588    9,848,388
                                                                                  ---------  ----------  -----------
                                                                                  ---------  ----------  -----------
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(1) Management of the Company believes approximately one-third of rental and lease expense is representative to the interest component of rent expense.